Exhibit 10.28

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is entered into as of July 1, 2008, by and among Daqo Group Co., Ltd. (“Daqo Group”), Mega Stand International Limited (“Mega Stand”) and Chongqing Daqo New Energy Co., Ltd. (“New Energy”).

The parties, intending to be legally bound, agree as follows:

1. Non-competition Undertaking of Daqo Group. During the period commencing at the date hereof and as long as Mega Stand or Daqo New Energy is in existence (the “Restricted Period”), Daqo Group shall not directly or indirectly (whether for compensation or otherwise) or cause any of its Affiliates (other than Mega Stand, New Energy and other subsidiaries of Mega Stand) to (i) engage in the business of manufacturing, marketing or distributing polysilicon, solar wafer, solar module or any other solar-power products anywhere in the world or (ii) competes in any way or manner with any businesses of New Energy, as such business or businesses may be conducted from time to time during the Restricted Period ((i) and (ii) collectively referred to as “Competitive Activities”). Furthermore, during the Restricted Period, Daqo Group shall not directly or indirectly (whether for compensation or otherwise) own or hold any proprietary interest in, manage, operate, or control, or join or participate in, the ownership, management, operation, or control of, or furnish any capital to or be connected in any manner with, any party that engages in the Competitive Activities. For the purposes of this Non-Competition Agreement, “proprietary interest” means legal or equitable ownership, whether through stock holding or otherwise, of an equity interest in a business, firm, or entity. For purposes of this Non-Competition Agreement, “Affiliate” means any individual or entity that directly or indirectly controls, is controlled by, or is under common control with, another individual or entity.

2. Injunctive Relief; Reasonableness. Daqo Group acknowledges and agrees that the non-competition and other covenants and agreements made by Daqo Group herein each are of substantial value and that a breach of any of those covenants and agreements would cause irreparable harm to Mega Stand and New Energy. Therefore, in addition to any other remedies that may be available under this Agreement, Mega Stand and New Energy shall be entitled to seek temporary restraining orders, injunctions and/or other equitable relief. The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed.

3. Severability. All provisions of this Non-Competition Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Non-Competition Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Non-Competition Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Non-Competition Agreement as limited.

4. Construction. This Non-Competition Agreement and all questions relating to its validity, interpretation, performance, and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with laws of the People’s Republic of China. Any legal suit, action, or proceeding brought by any of the parties that arises out of or is based upon this Non-Competition Agreement shall be instituted in the courts of Chongqing, China.

IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of the date above.

Daqo Group Co., Ltd.

Signed by:	/s/ Xu Xiang
Name:	Xu Xiang
Title :	President

Mega Stand International Limited

Signed by:	/s/ Gongda Yao
Name:	Gongda Yao
Title :	Authorized Signatory

Chongqing Daqo New Energy Co., Ltd.

Signed by:	/s/ Gongda Yao
Name:	Gongda Yao
Title :	General Manager